Exhibit 99(c)

LETTER OF TRANSMITTAL

TEXAS-NEW MEXICO POWER COMPANY

Offer to Exchange

Up to $250,000,000 6.125% Senior Notes due 2008,

which have been registered under the Securities Act of 1933,

for any and all outstanding

6.125% Senior Notes due 2008

Pursuant to the Prospectus dated             , 2003

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2003 (THE “EXPIRATION DATE”), UNLESS WE EXTEND THE EXCHANGE OFFER.

The Exchange Agent for the Exchange Offer is:

JPMorgan Chase Bank

2001 Bryan Street, 9th Floor

Registered Bond Processing Dept.

Dallas, Texas 75201

Telephone: 1-800-275-2048

PLEASE READ THIS LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY. THE INSTRUCTIONS INCLUDED IN THIS LETTER OF TRANSMITTAL MUSTS BE FOLLOWED . QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS OR THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT. SEE INSTRUCTION 6.

DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

You hereby acknowledge receipt of the Prospectus, dated                 , 2003 (the “Prospectus”), of Texas-New Mexico Power Company, a Texas corporation (“we”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the our offer (the “Exchange Offer”) to exchange its 6.125% Senior Notes due 2008 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 6.125% Senior Notes due 2008 (the “Existing Notes”), of which $250,000,000 aggregate principal amount if outstanding, upon the terms and subject to the conditions set forth in the Prospectus. Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus. As used herein, the term “you” means a holder of Existing Notes, including any participant (“DTC Participant”) in the book-entry transfer facility system of The Depository Trust Company (“DTC”) whose name appears on a security position listing as the owner of the Existing Notes.

We reserve the right, at any time or from time to time, to extend the Exchange Offer in our discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. We will notify the Exchange Agent and you of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the expiration of the previously scheduled Expiration Date.

To participate in the Exchange Offer, you must tender your Existing Notes by book-entry transfer to the Exchange Agent’s account at DTC through DTC’s Automated Tender Offer Program (“ATOP”) as described in the Prospectus under the caption “The Exchange Offer – Procedures for Tendering.” If you use ATOP, you must transmit your acceptance of the Exchange Offer to DTC on or prior to the Expiration Date. DTC will verify the acceptance and execute a book-entry transfer of the tendered Existing Notes to the Exchange Agent’s DTC account. DTC will then send to the Exchange Agent a confirmation of such book-entry transfer (a “Book-Entry Confirmation”), including an agent’s message (“Agent’s Message”) confirming that DTC has received an express acknowledgement from you that you have received and agree to be bound by this Letter of Transmittal and that we may enforce this Letter of Transmittal against you. Delivery of the Agent’s Message by DTC will satisfy the terms of the Exchange Offer. Accordingly, if you tender though ATOP, you are not required to deliver this Letter of Transmittal1 to the Exchange Agent. However, you will be bound by the terms of this Letter of Transmittal, and will be deemed to have made the acknowledgements, representations and warranties contained in this Letter of Transmittal, just as if you had delivered this Letter of Transmittal to the Exchange Agent. The Book-Entry Confirmation and all other documents required by this Letter of Transmittal must be received by the Exchange Agent on or prior to the Expiration Date in order for the tender relating thereto to be effective. Book-entry transfer to DTC in accordance with DTC’s procedures does not constitute delivery of the Book-Entry Confirmation to the Exchange Agent.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1. By tendering Existing Notes in the Exchange Offer and delivering an Agent’s Message, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2. By tendering Existing Notes in the Exchange Offer and delivering an Agent’s Message, you represent and warrant that you have full power and authority to tender, exchange, sell, assign and transfer the Existing Notes tendered hereby, and that, when the same are accepted for exchange, we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. You also warrant that you will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered Existing Notes or transfer of ownership of such Existing Notes on the account books maintained by DTC.

3. You acknowledge that the tender of Existing Notes pursuant to the procedures set forth in the Prospectus and in this Letter of Transmittal will constitute a binding agreement between you, us and the Exchange Agent in accordance with the terms and subject to the conditions set forth in the Prospectus and this Letter of Transmittal.

4. By tendering Existing Notes in the Exchange Offer and delivering an Agent’s Message, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in certain no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the Exchange Notes issued in exchange for the Existing Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Existing Notes exchanged for such Exchange Notes directly from us to resell pursuant to Rule 144A, Regulation S or any other available exemption under the Securities Act or any such holder that is our “affiliate,” as the term “affiliate” is defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders’ business, such holders are not participating in, do not intend to participate in and have no arrangement or understanding with any person to participate in, the distribution of such Exchange Notes, and such holder is not our “affiliate” (as that term is defined in Rule 405 under the Securities Act), or, if such holder is our affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

5. By tendering Existing Notes in the Exchange Offer and delivering an Agent’s Message, you represent and warrant that:

a. the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the Exchange Notes (which shall be you unless otherwise indicated);

b. neither you nor the recipient of the Exchange Notes (if not you) is participating in, intends to participate in, or has any arrangement or understanding with any person to participate in, the distribution (as that term is interpreted by the SEC) of the Exchange Notes; and

c. neither you nor the recipient of the Exchange Notes (if not you) is our “affiliate,” as the term “affiliate” is defined in Rule 405 under the Securities Act.

6. If you are a broker-dealer, by tendering Existing Notes in the Exchange Offer and delivering an Agent’s Message, you further:

a. represent and warrant that you will receive Exchange Notes for your own account in exchange for Existing Notes that were acquired as a result of market-making activities or other trading activities;

b. represent and warrant that you have not entered into any arrangement or understanding with us or any of our “affiliates” (as the term “affiliate” is defined in Rule 405 under the Securities Act) to distribute the Exchange Notes received in the Exchange Offer; and

c. acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

If you are a broker-dealer and Existing Notes held for your own account were not acquired as a result of market-making or other trading activities, such Existing Notes cannot be exchanged pursuant to the Exchange Offer.

7. By tendering Existing Notes in the Exchange Offer and delivering an Agent’s Message, you agree that our acceptance of any tendered Existing Notes and the issuance of Exchange Notes in exchange therefor shall constitute our performance in full of our obligations under the Registration Rights Agreement, dated as of June 10, 2003 (the “Registration Rights Agreement”), by and among us and the and the Initial Purchasers (as defined therein), and that, upon issuance of the Exchange Notes, we will have no further obligations or liabilities thereunder (except in certain limited circumstances).

8. By tendering Existing Notes in the Exchange Offer and delivering an Agent’s Message, you agree that, upon receipt of any notice by us of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v) or 5(c)(vi) of the Registration Rights Agreement, you will discontinue disposition of your Exchange Notes and dissemination of the Prospectus until (i) we have amended or supplemented the Prospectus and have furnished copies of the amended or supplemented Prospectus to you or (ii) we have advised you in writing that the use of the Prospectus may be resumed. If we so direct, you agree to deliver to us all copies of the Prospectus that were current at the time we delivered to you the notice described in the preceding sentence.

9. By tendering Existing Notes in the Exchange Offer and delivering an Agent’s Message, you acknowledge that we reserve the absolute right to: (i) reject an Existing Notes not properly tendered, (ii) refuse to accept any Existing Notes, the acceptance of which would, in the opinion of our counsel, be unlawful, and (iii) waive any defect, irregularities or conditions of tender as to particular Existing Notes, provided that, to the extent we waive a condition of the Exchange Offer with respect to one tender of Existing Notes, we will waive that condition for all other tenders as well.

10. By tendering Existing Notes in the Exchange Offer and delivering an Agent’s Message, you acknowledge that, if we do not accept any tendered Existing Notes for exchange or if Existing Notes are submitted for a greater principal amount than you wish to exchange, the unaccepted or non-exchanged Existing Notes will be returned without expense to you. Such unaccepted or non-exchanged Existing Notes will be credited to an account maintained by DTC promptly after the expiration or termination of the Exchange Offer.

11. By tendering Existing Notes in the Exchange Offer and delivering an Agent’s Message, you irrevocably constitute and appoint the Exchange Agent as your agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as our agent and as Trustee and Registrar under the indenture for the Existing Notes and the Exchange Notes) with respect to the tendered Existing Notes with full power of substitution (such power of attorney being deemed an irrevocable power coupled with an interest), subject only to the right of withdrawal described in the Prospectus, to (i) transfer ownership of such Existing Notes on the account books maintained by DTC, and (ii) receive for our account all benefits and otherwise exercise all rights of beneficial ownership of such Existing Notes, all in accordance with the terms and conditions of the Exchange Offer.

12. All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive your death, incapacity or dissolution, and each of your obligations under this Letter of Transmittal shall be binding upon your heirs, successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives. Subject to the rights of withdrawal described in the Prospectus under “The Exchange Offer—Withdrawal of Tenders,” this tender is irrevocable.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.    Book-Entry Transfer.

To participate in the Exchange Offer, you must tender by book-entry transfer to the Exchange Agent’s account at DTC through ATOP as described in the Prospectus under the caption “The Exchange Offer – Procedures for Tendering.” If you use ATOP, you must transmit your acceptance of the Exchange Offer to DTC on or prior to the Expiration Date. DTC will verify the acceptance and execute a book-entry transfer of the tendered Existing Notes to the Exchange Agent’s DTC account. DTC will then send to the Exchange Agent a Book-Entry Confirmation, including an Agent’s Message confirming that DTC has received an express acknowledgement from you that you have received and agree to be bound by this Letter of Transmittal and that we may enforce this Letter of Transmittal against you. Delivery of the Agent’s Message by DTC will satisfy the terms of the Exchange Offer. Accordingly, if you tender though ATOP, you need not complete this Letter of Transmittal. However, you will be bound by the terms of this Letter of Transmittal, and will be deemed to have made the acknowledgement, representations and warranties contained in this Letter of Transmittal, just as if you had executed this Letter of Transmittal. The Book-Entry Confirmation and all other documents required by this Letter of Transmittal must be received by the Exchange Agent on or prior to the Expiration Date in order for the tender relating thereto to be effective. Book-entry transfer to DTC in accordance with DTC’s procedures does not constitute delivery of the Book-Entry Confirmation to the Exchange Agent.

2.    Partial Tenders.

Tenders of Existing Notes will be accepted only in integral multiples of $1,000. The entire principal amount of any Existing Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all Existing Notes is not tendered, then Existing Notes for the principal amount of Existing Notes not tendered and Exchange Notes issued in exchange for any Existing Notes accepted will be delivered to you via the facilities of DTC promptly after the Existing Notes are accepted for exchange.

3.    Validity of Tenders.

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of tendered Existing Notes. Our determination will be final and binding. We reserve the absolute right to reject any Existing Notes not properly tendered or to refuse to accept any Existing Notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect, irregularities or conditions of tender as to particular Existing Notes, provided that, to the extent we waive a condition of the exchange offer with respect to one tender of Existing Notes, we will waive that condition for all other tenders as well. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in this Letter of Transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Existing Notes must be cured within such time as we shall determine. Although we intend to notify you of defects or irregularities with respect to your tender of existing notes, neither we, the Exchange Agent nor any other person will be under any duty or obligation to do so, and no person will incur any liability for failure to give such notification. Your Existing Notes will not be validly tendered until you cure any defects or irregularities or we have waived those defects and irregularities. Any Existing Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders via the facilities of DTC, promptly following the Expiration Date.

4. Waiver of Conditions.

We reserve the absolute right to waive, in whole or part, any or all of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5. No Conditional Tender.

No alternative, conditional, irregular or contingent tender of Existing Notes will be accepted.

6. Request for Assistance or Additional Copies.

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7. Withdrawal.

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer—Withdrawal of Tenders.”

8. No Guarantee of Late Delivery.

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: By using the ATOP procedures to tender Existing Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had delivered this Letter of Transmittal to the Exchange Agent.